AMENDMENT NO. 1 TO STOCK SALE AGREEMENT

                  This   Amendment   No.  1  to  Stock  Sale   Agreement   (this
"Amendment") is made as of January 24, 2000 by and between Guaranty Federal Bank, F.S.B., a federally chartered savings bank ("Purchaser"), and PLM International, Inc., a Delaware corporation ("Seller"), in connection with that certain Stock Sale Agreement, dated as of October 26, 1999, by and between Purchaser and Seller (the "Stock Sale Agreement").

                  WHEREAS, Purchaser and Seller constitute all of the parties to the Stock Sale Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Amend-ment to amend Section 7.1( c ) of the Stock Sale Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                    1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Sale Agreement.

                    2. Termination Date. The date "March 1, 2000" that appears in Section 7.1( c) of the Stock Sale Agreement is hereby amended and changed to "March 15, 2000."

                    3. Effect on Stock Sale Agreement. Except as set forth above, all provisions of the Stock Sale Agreement shall remain in full force or effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by there duly authorized representatives as of the day and year first above written.

                         PLM INTERNATIONAL, INC., Seller

                            By: /s/ Robert N. Tidball

                          Title: Chairman of the Board

                         GUARANTY FEDERAL BANK, F.S.B.,
                         Purchaser

                         By: /s/ Ronald D. Murff

                         Title: Chief Financial Officer